Exhibit 99.1

D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FISCAL 2024 FIRST QUARTER EARNINGS AND DECLARES QUARTERLY DIVIDEND OF $0.30 PER SHARE

ARLINGTON, Texas (Business Wire) - January 23, 2024

Fiscal 2024 First Quarter Highlights - comparisons to the prior year quarter
•Net income attributable to D.R. Horton of $947.4 million or $2.82 per diluted share
•Consolidated pre-tax income of $1.2 billion, with a pre-tax profit margin of 16.1%
•Consolidated revenues increased 6% to $7.7 billion
•Homes closed increased 12% to 19,340 homes and 8% in value to $7.3 billion
•Net sales orders increased 35% to 18,069 homes and 38% in value to $6.8 billion
•Rental operations pre-tax income of $31.3 million on $195.3 million of revenues from sales of 379 single-family rental homes and 300 multi-family rental units
•Repurchased 3.3 million shares of common stock for $398.3 million and paid cash dividends of $99.9 million

D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported that net income per common share attributable to D.R. Horton for its first fiscal quarter ended December 31, 2023 increased 2% to $2.82 per diluted share compared to $2.76 per diluted share in the same quarter of fiscal 2023. Net income attributable to D.R. Horton in the first quarter of fiscal 2024 decreased 1% to $947.4 million compared to $958.7 million in the same quarter of fiscal 2023. Consolidated revenues in the first quarter of fiscal 2024 increased 6% to $7.7 billion compared to $7.3 billion in the same quarter of fiscal 2023.

Net cash used in operations was $153.4 million during the three months ended December 31, 2023. The Company's consolidated cash balance at December 31, 2023 was $3.3 billion and available capacity on its credit facilities was $3.1 billion, for total liquidity of $6.4 billion. Debt at December 31, 2023 totaled $5.3 billion, with no senior note maturities in fiscal 2024. The Company's debt to total capital ratio at December 31, 2023 was 18.6%. Debt to total capital ratio consists of notes payable divided by stockholders' equity plus notes payable.

The Company's return on equity (ROE) was 21.8% for the trailing twelve months ended December 31, 2023, and homebuilding return on inventory (ROI) was 29.0% for the same period. ROE is calculated as net income attributable to D.R. Horton for the trailing twelve months divided by average stockholders' equity, where average stockholders' equity is the sum of ending stockholders' equity balances of the trailing five quarters divided by five. Homebuilding ROI is calculated as homebuilding pre-tax income for the trailing twelve months divided by average inventory, where average inventory is the sum of ending homebuilding inventory balances for the trailing five quarters divided by five.

Donald R. Horton, Chairman of the Board, said, “The D.R. Horton team delivered solid results in the first fiscal quarter of 2024, highlighted by earnings of $2.82 per diluted share. Consolidated pre-tax income for the quarter was $1.2 billion on a 6% increase in revenues to $7.7 billion, with a pre-tax profit margin of 16.1%. Although inflation and mortgage interest rates remain elevated, our net sales orders increased 35% from the prior year quarter, as the supply of both new and existing homes at affordable price points remains limited, and demographics supporting housing demand remain favorable.

“We are well-positioned to meet changing market conditions with our affordable product offerings and flexible lot supply and are focused on turning our inventory to maximize returns and capital efficiency in each of our communities. Our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis.”

Homebuilding Operations
Homebuilding revenue for the first quarter of fiscal 2024 increased 8% to $7.3 billion compared to $6.7 billion in the same quarter of fiscal 2023. Homes closed in the quarter increased 12% to 19,340 homes compared to 17,340 homes closed in the same quarter of fiscal 2023. Homebuilding pre-tax income in the first quarter of fiscal 2024 was $1.1 billion with a pre-tax profit margin of 15.0% compared to $1.1 billion of pre-tax income and a 16.2% pre-tax profit margin in the same quarter of fiscal 2023.

Net sales orders for the first quarter ended December 31, 2023 increased 35% to 18,069 homes and 38% in value to $6.8 billion compared to 13,382 homes and $4.9 billion in the same quarter of the prior year. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the first quarter of fiscal 2024 was 19% compared to 27% in the prior year quarter. The Company's sales order backlog of homes under contract at December 31, 2023 decreased 11% to 13,965 homes and 12% in value to $5.4 billion compared to 15,759 homes and $6.2 billion at December 31, 2022.

At December 31, 2023, the Company had 42,600 homes in inventory, of which 28,800 were unsold. 9,000 of the Company’s unsold homes at December 31, 2023 were completed, of which 730 had been completed for greater than six months. The Company’s homebuilding land and lot portfolio totaled 607,200 lots at the end of the quarter, of which 24% were owned and 76% were controlled through land and lot purchase contracts.

Rental Operations
The Company's rental operations generated $31.3 million of pre-tax income on revenues of $195.3 million in the first quarter of fiscal 2024 compared to $110.3 million of pre-tax income on revenues of $327.5 million in the same quarter of fiscal 2023.

During the first quarter of fiscal 2024, the Company sold 379 single-family rental homes for $116.1 million compared to 694 homes sold for $228.0 million in the prior year quarter. At December 31, 2023, the consolidated balance sheet included $1.4 billion of single-family rental property inventory consisting of 5,820 homes, of which 4,920 were completed, and 2,980 lots, of which 1,045 were finished.

During the first quarter of fiscal 2024, the Company sold 300 multi-family rental units for $79.2 million compared to 300 units sold for $99.5 million in the prior year quarter. At December 31, 2023, the consolidated balance sheet included $1.6 billion of multi-family rental property inventory consisting of 10,200 units, of which 8,070 units were under active construction and 2,130 units were completed.

Forestar
Forestar Group Inc. (NYSE:FOR) (“Forestar”) is a publicly traded residential lot development company that is a majority-owned subsidiary of D.R. Horton. Forestar’s results of operations for the periods presented are fully consolidated in the Company’s financial statements with the percentage not owned by the Company reported as noncontrolling interests.

For the first quarter ended December 31, 2023, Forestar sold 3,150 lots and generated $305.9 million of revenue compared to 2,263 lots and $216.7 million of revenue in the prior year quarter. Forestar’s pre-tax income in the first quarter of fiscal 2024 was $51.2 million with a pre-tax profit margin of 16.7% compared to $27.9 million of pre-tax income and a 12.9% pre-tax profit margin in the same quarter of fiscal 2023.

Financial Services
For the first quarter ended December 31, 2023, financial services revenues were $192.6 million compared to $137.0 million in the same quarter of fiscal 2023. Financial services pre-tax income for the quarter was $66.0 million with a pre-tax profit margin of 34.3% compared to $18.2 million of pre-tax income and a 13.3% pre-tax profit margin in the prior year quarter.

Dividends
During the first quarter of fiscal 2024, the Company paid cash dividends of $99.9 million. Subsequent to quarter end, the Company declared a quarterly cash dividend of $0.30 per common share that is payable on February 13, 2024 to stockholders of record on February 6, 2024.

Share Repurchases
The Company repurchased 3.3 million shares of common stock for $398.3 million during the first quarter of fiscal 2024. The Company’s remaining stock repurchase authorization at December 31, 2023 was $1.3 billion.

Guidance
Based on current market conditions and the Company’s results for the first quarter of fiscal 2024, D.R. Horton is updating its fiscal 2024 guidance as follows:
•Consolidated revenues of approximately $36.0 billion to $37.3 billion
•Homes closed by homebuilding operations of 87,000 homes to 90,000 homes
•Income tax rate of approximately 24.0%
The Company is also reiterating its fiscal 2024 guidance as follows:
•Cash flow provided by homebuilding operations of approximately $3.0 billion
•Share repurchases of approximately $1.5 billion

The Company plans to also provide guidance for its second quarter of fiscal 2024 on its conference call today.

Conference Call and Webcast Details
The Company will host a conference call today (Tuesday, January 23) at 8:30 a.m. Eastern Time. The dial-in number is 888-506-0062 (reference entry code 566897), and the call will also be webcast from the Company’s website at investor.drhorton.com.

About D.R. Horton, Inc.
D.R. Horton, Inc., America’s Builder, has been the largest homebuilder by volume in the United States since 2002 and has closed more than 1,000,000 homes in its 45-year history. D.R. Horton has operations in 118 markets in 33 states across the United States and is engaged in the construction and sale of high-quality homes through its diverse product portfolio with sales prices generally ranging from $200,000 to over $1,000,000. The Company also constructs and sells both single-family and multi-family rental properties. During the twelve-month period ended December 31, 2023, D.R. Horton closed 84,917 homes in its homebuilding operations, in addition to 5,860 single-family rental homes and 2,112 multi-family rental units in its rental operations. D.R. Horton also provides mortgage financing, title services and insurance agency services for its homebuyers and is the majority-owner of Forestar Group Inc., a publicly traded national residential lot development company.

Forward-Looking Statements
Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include that we are well-positioned to meet changing market conditions with our affordable product offerings and flexible lot supply and are focused on turning our inventory to maximize returns and capital efficiency in each of our communities and that our strong balance sheet, liquidity and low leverage provide us with significant financial flexibility, and we plan to maintain our disciplined approach to investing capital to enhance the long-term value of our company, including returning capital to our shareholders through both dividends and share repurchases on a consistent basis. The forward-looking statements also include all commentary in the Guidance section.

Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the cyclical nature of the homebuilding, rental and lot development industries and changes in economic, real estate or other conditions; adverse developments affecting the capital markets and financial institutions, which could limit our ability to access capital and increase our cost of capital and impact our liquidity and capital resources; reductions in the availability of mortgage financing provided by government agencies, changes in government financing programs, a decrease in our ability to sell mortgage loans on attractive terms or an increase in mortgage interest rates; the risks associated with our land, lot and rental inventory; our ability to effect our growth strategies, acquisitions, investments or other strategic initiatives successfully; the impact of an inflationary, deflationary or higher interest rate environment; supply shortages and other risks of acquiring land, building materials and skilled labor and obtaining regulatory approvals; the effects of public health issues such as a major epidemic or pandemic on the economy and our businesses; the effects of weather conditions and natural disasters on our business and financial results; home warranty and construction defect claims; the effects of health and safety incidents; reductions in the availability of performance bonds; increases in the costs of owning a home; the effects of information technology failures, data security breaches, and the failure to satisfy privacy and data protection laws and regulations; the effects of governmental regulations and environmental matters on our homebuilding and land development operations; the effects of governmental regulations on our financial services operations; competitive conditions within the industries in which we operate; our ability to manage and service our debt and comply with related debt covenants, restrictions and limitations; the effects of negative publicity; the effects of the loss of key personnel; and actions by activist stockholders. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and its most recent quarterly report on Form-10-Q, both of which are or will be filed with the Securities and Exchange Commission.

Contact
D.R. Horton, Inc.
Jessica Hansen, 817-390-8200
Senior Vice President - Communications
InvestorRelations@drhorton.com

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2023	September 30, 2023
	(In millions)
ASSETS
Cash and cash equivalents	$3,323.4	$3,873.6
Restricted cash	21.2	26.5
Total cash, cash equivalents and restricted cash	3,344.6	3,900.1
Inventories:
Construction in progress and finished homes	9,467.7	9,001.4
Residential land and lots — developed, under development, held for development and held for sale	11,635.1	10,680.6
Rental properties	2,947.5	2,691.3
Total inventory	24,050.3	22,373.3
Mortgage loans held for sale	2,044.1	2,519.9
Deferred income taxes, net of valuation allowance of $14.8 million at December 31, 2023 and September 30, 2023	175.9	187.2
Property and equipment, net	475.5	445.4
Other assets	3,127.7	2,993.0
Goodwill	163.5	163.5
Total assets	$33,381.6	$32,582.4
LIABILITIES
Accounts payable	$1,260.3	$1,246.2
Accrued expenses and other liabilities	3,227.4	3,103.8
Notes payable	5,290.4	5,094.5
Total liabilities	9,778.1	9,444.5
EQUITY
Common stock, $.01 par value, 1,000,000,000 shares authorized, 401,869,172 shares issued and 332,190,334 shares outstanding at December 31, 2023 and 401,202,253 shares issued and 334,848,565 shares outstanding at September 30, 2023	4.0	4.0
Additional paid-in capital	3,440.2	3,432.2
Retained earnings	24,437.3	23,589.8
Treasury stock, 69,678,838 shares and 66,353,688 shares at December 31, 2023 and September 30, 2023, respectively, at cost	(4,728.1)	(4,329.8)
Stockholders’ equity	23,153.4	22,696.2
Noncontrolling interests	450.1	441.7
Total equity	23,603.5	23,137.9
Total liabilities and equity	$33,381.6	$32,582.4

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2023	2022
	(In millions, except per share data)
Revenues	$7,726.0	$7,257.8
Cost of sales	5,719.8	5,291.3
Selling, general and administrative expense	835.0	737.0
Other (income) expense	(76.3)	(37.7)
Income before income taxes	1,247.5	1,267.2
Income tax expense	291.8	298.9
Net income	955.7	968.3
Net income attributable to noncontrolling interests	8.3	9.6
Net income attributable to D.R. Horton, Inc.	$947.4	$958.7

Basic net income per common share attributable to D.R. Horton, Inc.	$2.84	$2.79
Weighted average number of common shares	333.3	344.2

Diluted net income per common share attributable to D.R. Horton, Inc.	$2.82	$2.76
Adjusted weighted average number of common shares	335.7	346.9

Other Consolidated Financial Data
Interest charged to cost of sales	$28.0	$28.5
Depreciation and amortization	$20.0	$19.8
Interest incurred	$42.6	$46.2

D.R. HORTON, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended December 31,
	2023	2022
	(In millions)
OPERATING ACTIVITIES
Net income	$955.7	$968.3
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	20.0	19.8
Stock-based compensation expense	40.9	22.9
Deferred income taxes	11.3	3.2
Inventory and land option charges	6.1	27.5
Changes in operating assets and liabilities:
(Increase) decrease in construction in progress and finished homes	(466.4)	320.7
Increase in residential land and lots – developed, under development, held for development and held for sale	(937.8)	(637.5)
Increase in rental properties	(256.5)	(357.0)
(Increase) decrease in other assets	(130.0)	330.2
Decrease in mortgage loans held for sale	475.8	603.3
Increase (decrease) in accounts payable, accrued expenses and other liabilities	127.5	(472.3)
Net cash (used in) provided by operating activities	(153.4)	829.1
INVESTING ACTIVITIES
Expenditures for property and equipment	(47.6)	(47.5)
Proceeds from sale of assets	9.9	—
Payments related to business acquisitions, net of cash acquired	(1.0)	(97.1)
Other investing activities	(0.6)	1.7
Net cash used in investing activities	(39.3)	(142.9)
FINANCING ACTIVITIES
Proceeds from notes payable	720.0	300.0
Repayment of notes payable	(170.0)	(300.0)
Payments on mortgage repurchase facility, net	(389.9)	(404.4)
Proceeds from stock associated with certain employee benefit plans	1.6	5.5
Cash paid for shares withheld for taxes	(37.5)	(25.7)
Cash dividends paid	(99.9)	(86.1)
Repurchases of common stock	(376.9)	(118.1)
Net other financing activities	(10.2)	(17.8)
Net cash used in financing activities	(362.8)	(646.6)
Net (decrease) increase in cash, cash equivalents and restricted cash	(555.5)	39.6
Cash, cash equivalents and restricted cash at beginning of period	3,900.1	2,572.9
Cash, cash equivalents and restricted cash at end of period	$3,344.6	$2,612.5
SUPPLEMENTAL DISCLOSURES OF NON-CASH ACTIVITIES:
Notes payable issued for inventory	$21.9	$31.2
Stock issued under employee incentive plans	$66.5	$46.9
Repurchases of common stock not settled	$18.3	$—

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	December 31, 2023
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,504.1	$117.7	$458.9	$226.9	$15.8	$3,323.4
Restricted cash	6.0	2.2	—	13.0	—	21.2
Inventories:
Construction in progress and finished homes	9,602.5	—	—	—	(134.8)	9,467.7
Residential land and lots	9,764.4	—	2,009.8	—	(139.1)	11,635.1
Rental properties	—	2,962.7	—	—	(15.2)	2,947.5
	19,366.9	2,962.7	2,009.8	—	(289.1)	24,050.3
Mortgage loans held for sale	—	—	—	2,044.1	—	2,044.1
Deferred income taxes, net	218.0	(19.9)	—	—	(22.2)	175.9
Property and equipment, net	444.8	2.4	5.8	4.3	18.2	475.5
Other assets	2,670.6	35.6	59.3	386.9	(24.7)	3,127.7
Goodwill	134.3	—	—	—	29.2	163.5
	$25,344.7	$3,100.7	$2,533.8	$2,675.2	$(272.8)	$33,381.6
Liabilities
Accounts payable	$1,017.0	$424.0	$65.3	$—	$(246.0)	$1,260.3
Accrued expenses and other liabilities	2,761.4	34.6	354.4	354.4	(277.4)	3,227.4
Notes payable	2,355.4	950.0	705.3	1,279.7	—	5,290.4
	$6,133.8	$1,408.6	$1,125.0	$1,634.1	$(523.4)	$9,778.1

	September 30, 2023
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Assets
Cash and cash equivalents	$2,920.2	$136.1	$616.0	$189.1	$12.2	$3,873.6
Restricted cash	6.5	3.3	—	16.7	—	26.5
Inventories:
Construction in progress and finished homes	9,134.3	—	—	—	(132.9)	9,001.4
Residential land and lots	9,021.5	—	1,790.3	—	(131.2)	10,680.6
Rental properties	—	2,708.4	—	—	(17.1)	2,691.3
	18,155.8	2,708.4	1,790.3	—	(281.2)	22,373.3
Mortgage loans held for sale	—	—	—	2,519.9	—	2,519.9
Deferred income taxes, net	229.8	(19.9)	—	—	(22.7)	187.2
Property and equipment, net	415.0	2.4	5.9	4.1	18.0	445.4
Other assets	2,838.5	29.8	58.5	250.3	(184.1)	2,993.0
Goodwill	134.3	—	—	—	29.2	163.5
	$24,700.1	$2,860.1	$2,470.7	$2,980.1	$(428.6)	$32,582.4
Liabilities
Accounts payable	$1,033.7	$698.6	$68.4	$0.1	$(554.6)	$1,246.2
Accrued expenses and other liabilities	2,585.5	43.2	337.4	280.4	(142.7)	3,103.8
Notes payable	2,329.9	400.0	695.0	1,669.6	—	5,094.5
	$5,949.1	$1,141.8	$1,100.8	$1,950.1	$(697.3)	$9,444.5
_________________
(1)Amounts include the balances of the Company's other businesses, the elimination of intercompany transactions and, to a lesser extent, purchase accounting adjustments.

D.R. HORTON, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended December 31, 2023
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$7,276.4	$—	$—	$—	$—	$7,276.4
Land/lot sales and other	20.3	—	305.9	—	(264.5)	61.7
Rental property sales	—	195.3	—	—	—	195.3
Financial services	—	—	—	192.6	—	192.6
	7,296.7	195.3	305.9	192.6	(264.5)	7,726.0
Cost of sales
Home sales (2)	5,608.0	—	—	—	(54.2)	5,553.8
Land/lot sales and other	13.2	—	232.8	—	(222.6)	23.4
Rental property sales	—	141.3	—	—	(4.8)	136.5
Inventory and land option charges	5.5	0.4	0.2	—	—	6.1
	5,626.7	141.7	233.0	—	(281.6)	5,719.8
Selling, general and administrative expense	603.4	47.4	28.0	151.5	4.7	835.0
Other (income) expense	(29.5)	(25.1)	(6.3)	(24.9)	9.5	(76.3)
Income before income taxes	$1,096.1	$31.3	$51.2	$66.0	$2.9	$1,247.5
Summary Cash Flow Information
Cash provided by (used in) operating activities	$31.2	$(516.2)	$(156.7)	$464.7	$23.6	$(153.4)

	Three Months Ended December 31, 2022
	Homebuilding	Rental	Forestar	Financial Services	Eliminations and Other (1)	Consolidated
	(In millions)
Revenues
Home sales	$6,709.2	$—	$—	$—	$—	$6,709.2
Land/lot sales and other	34.8	—	216.7	—	(167.4)	84.1
Rental property sales	—	327.5	—	—	—	327.5
Financial services	—	—	—	137.0	—	137.0
	6,744.0	327.5	216.7	137.0	(167.4)	7,257.8
Cost of sales
Home sales (2)	5,106.7	—	—	—	(49.0)	5,057.7
Land/lot sales and other	4.9	—	166.8	—	(147.7)	24.0
Rental property sales	—	183.8	—	—	(1.7)	182.1
Inventory and land option charges	24.2	0.9	2.4	—	—	27.5
	5,135.8	184.7	169.2	—	(198.4)	5,291.3
Selling, general and administrative expense	527.1	47.5	22.9	134.1	5.4	737.0
Other (income) expense	(13.3)	(15.0)	(3.3)	(15.3)	9.2	(37.7)
Income before income taxes	$1,094.4	$110.3	$27.9	$18.2	$16.4	$1,267.2
Summary Cash Flow Information
Cash provided by (used in) operating activities	$313.9	$49.4	$(49.8)	$493.1	$22.5	$829.1

_____________________
(1)Amounts include the results of the Company's other businesses and the elimination of intercompany transactions.
(2)Amount in the Eliminations and Other column represents the recognition of profit on lots sold from Forestar to the homebuilding segment. Intercompany profit is eliminated in the consolidated financial statements when Forestar sells lots to the homebuilding segment and is recognized in the consolidated financial statements when the homebuilding segment closes homes on the lots to homebuyers.

D.R. HORTON, INC. AND SUBSIDIARIES
SALES, CLOSINGS AND BACKLOG
HOMEBUILDING SEGMENT
(Dollars in millions)

NET SALES ORDERS

	Three Months Ended December 31,
	2023		2022
	Homes	Value	Homes	Value
Northwest	1,179	$595.8	904	$459.8
Southwest	2,163	1,034.9	1,254	580.5
South Central	4,832	1,554.7	3,806	1,174.1
Southeast	4,801	1,705.1	3,917	1,392.5
East	3,301	1,175.2	2,313	845.6
North	1,793	723.8	1,188	470.9
	18,069	$6,789.5	13,382	$4,923.4

HOMES CLOSED

	Three Months Ended December 31,
	2023		2022
	Homes	Value	Homes	Value
Northwest	1,134	$573.7	982	$520.1
Southwest	2,218	1,051.3	1,707	802.7
South Central	5,121	1,664.0	4,837	1,636.2
Southeast	5,494	1,990.3	5,287	1,994.4
East	3,581	1,267.9	3,015	1,143.4
North	1,792	729.2	1,512	612.4
	19,340	$7,276.4	17,340	$6,709.2

SALES ORDER BACKLOG

	As of December 31,
	2023		2022
	Homes	Value	Homes	Value
Northwest	592	$300.1	646	$366.8
Southwest	1,352	664.9	1,307	682.8
South Central	3,338	1,117.2	4,764	1,620.2
Southeast	4,123	1,588.5	5,613	2,185.4
East	3,101	1,159.7	2,384	917.0
North	1,459	612.4	1,045	447.6
	13,965	$5,442.8	15,759	$6,219.8

D.R. HORTON, INC. AND SUBSIDIARIES
LAND AND LOT POSITION AND HOMES IN INVENTORY
HOMEBUILDING SEGMENT

LAND AND LOT POSITION

	December 31, 2023			September 30, 2023
	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled	Land/Lots Owned	Lots Controlled Through Land and Lot Purchase Contracts (1)	Total Land/Lots Owned and Controlled
Northwest	13,400	21,900	35,300	14,100	20,300	34,400
Southwest	22,800	29,000	51,800	22,600	30,500	53,100
South Central	37,100	95,600	132,700	36,700	69,500	106,200
Southeast	26,700	135,900	162,600	24,700	132,900	157,600
East	29,700	123,600	153,300	27,700	118,400	146,100
North	15,300	56,200	71,500	15,300	55,700	71,000
	145,000	462,200	607,200	141,100	427,300	568,400
	24%	76%	100%	25%	75%	100%
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(1)Lots controlled at December 31, 2023 included approximately 33,700 lots owned or controlled by Forestar, 16,200 of which our homebuilding divisions had under contract to purchase and 17,500 of which our homebuilding divisions had a right of first offer to purchase. Lots controlled at September 30, 2023 included approximately 31,400 lots owned or controlled by Forestar, 14,400 of which our homebuilding divisions had under contract to purchase and 17,000 of which our homebuilding divisions had a right of first offer to purchase.

HOMES IN INVENTORY (1)

	December 31, 2023	September 30, 2023
Northwest	3,100	2,800
Southwest	4,700	4,700
South Central	10,500	10,800
Southeast	11,700	12,100
East	7,600	7,100
North	5,000	4,500
	42,600	42,000
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(1)Homes in inventory exclude model homes and homes related to our rental operations.